Exhibit 99.2
Investor Presentation November/December 2007 Focused on Maximizing Value for Shareholders

Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as "believe," "anticipate," "could," "estimate," "likely," "intend," "may," "plan," "expect," and similar expressions, including references to assumptions or our plans and goals. These statements reflect our current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; demand for new housing; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; deposit attrition, customer loss, or revenue loss in the ordinary course of business; costs or difficulties related to becoming a stand-alone public company; the inability to realize elements of our strategic plans; changes in the interest rate environment that expand or reduce margins or adversely affect critical estimates and projected returns on investments; economic conditions affecting real estate values and oil and gas prices and changes in market and/or general economic conditions, either nationally or regionally, that are less favorable than expected; natural disasters in primary market areas that may result in prolonged business disruption or materially impair the value of collateral securing loans; assumptions and estimates underlying critical accounting policies, particularly allowance for credit losses, may prove to be materially incorrect or may not be borne out by subsequent events; current or future litigation, regulatory investigations, proceedings or inquiries; strategies to manage interest rate risk may yield results other than those anticipated; a significant change in the rate of inflation or deflation; changes in the securities markets; the ability to complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of our business following a merger, acquisition or divestiture; the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to our business and any related actions for indemnification made pursuant to the separation and distribution agreement between us and Temple-Inland Inc.; and other risks as set out in the reports we have filed with the Securities and Exchange Commission, which you may view at www.sec.gov. New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date of this presentation.

$16 billion in assets 2nd largest publicly-traded depository institution headquartered in TX 158 branches Texas - 102 California - 56 Insurance agency - 9th largest bank-owned agency in U.S. Record earnings in 2004, 2005 and 2006 Top 11 officers have been with the bank an average 11 yrs and in the industry an average 27 yrs Company Profile Guaranty is focused on creating significant value for shareholders, customers, employees and communities

Investment Highlights Branches Located in High-Growth Texas and California Markets Loan Growth Driven by Geographic and Product Diversification Lowering Costs and Improving Financial Performance Strong Credit Culture Controlled Interest Rate Risk Experienced Management Team We believe Guaranty is uniquely positioned to maximize shareholder value

Grow commercial lending franchise Grow retail franchise in TX and CA Increase fee income Provide distinctive customer service Improve operating efficiency Maintain strong credit and risk standards Strategy We believe the combination of our strategy, expertise, growing markets and financial strength positions Guaranty to create significant value for shareholders

Grow Commercial Lending Franchise Loan Portfolio (Q3 2007) Maintain diversified loan portfolio Overview $9.6 billion total Strong middle market focus Strong energy lending with focus on E&P Significant commercial real estate experience Lower risk single family mortgage portfolio Energy Lending Multifamily and Senior Housing Single Family Mortgage Single Family Construction Single-Family mortgage warehouse Consumer and Other Commercial Real Estate Commercial and Business % 0.14 0.14 0.19 0.19 0.05 0.01 0.17 0.12 Single family mortgage Single family construction Commercial and business Energy Lending Consumer and other- 1% Multifamily and senior housing Single-family mortgage warehouse Commercial real-estate 5% 19% 19% 12% 14% 14% 17%

1% to 5% of loan portfolio 5% to 10% of loan portfolio Greater than 10% of loan portfolio Grow Commercial Lending Franchise Nationwide targeted markets

2004 2005 2006 9/30/2007 Single-Family Construction 1.303 1.665 1.782 1.785 Multifamily and Senior Housing 1.454 1.469 1.27 1.338 Commercial Real Estate 0.709 0.758 1.227 1.647 Single-Family Mrtg Warehouse 0.58 0.757 0.795 0.496 Energy Lending 0.717 0.756 1.117 1.316 Commercial and Business 0.746 0.843 1.012 1.158 Commercial Loan Balances ($ in Billions) Continue strong growth in diversified commercial loan portfolio focusing on business, commercial RE, energy, middle market and senior housing CAGR = 13.0% $5.5 $7.2 $6.2 $7.7 Grow Commercial Lending Franchise

Grow commercial lending franchise Grow retail franchise in TX and CA Increase fee income Provide distinctive customer service Improve operating efficiency Maintain strong credit and risk standards Strategy We believe the combination of our strategy, management expertise, growing markets and financial strength positions Guaranty to create significant value for shareholders

Texas Demographics 2nd largest state in U.S. (pop. 23 million) 3 of the 10 largest cities in the U.S. Houston # 4 San Antonio # 8 Dallas # 9 2nd fastest growing state population 4 of the 25 fastest growing MSAs: Dallas area # 2 Houston area # 3 Austin area # 18 San Antonio area # 25 - 102 branches - $6.3 billion in retail deposits at 9/30/07 - 8th largest in Texas by total deposits - Top 10 in 3 major markets Texas Retail Operation Grow Retail Franchise in TX and CA Significant opportunity in Texas Source: Claritas Incorporated Houston Dallas/Ft. Worth Austin San Antonio

California Demographics - 56 branches - $2.6 billion in retail deposits at 9/30/07 - 31st largest in California by total deposits - Significant presence in Central Valley and the Inland Empire California Retail Operation Largest state in U.S. (pop. 36 million) 3 of the 10 largest cities in the U.S. Los Angeles # 2 San Diego # 7 San Jose # 10 Fastest growing state population 4 of the 25 fastest growing MSAs in the country: Los Angeles area # 7 Riverside area # 8 Sacramento area # 15 San Diego # 20 Grow Retail Franchise in TX and CA Significant opportunity in California Source: Claritas Incorporated San Diego San Francisco Sacramento Central Valley Los Angeles Inland Empire

Launched program to open 42 de novo branches. 18 de novo branches open under the program by year end 2007. Grow Retail Franchise in TX and CA Growing branch network in targeted areas De Novo Branching Previously Existing (140) New (18) To be opened (24) San Diego San Francisco Sacramento Central Valley Los Angeles Inland Empire Houston Dallas/Ft. Worth Austin San Antonio

Growing diversified deposit base Total Deposits (Sept 30, 2007) Grow Retail Franchise in TX and CA MMDA Checking Jumbo CDs Non-jumbo CDs 0.3 0.19 0.19 0.33 Total: $9.4 billion

2003 2004 2005 2006 9/30/2007 East 443 519 803 845 724 ($ in Millions) Continue to emphasize non-interest bearing checking deposits CAGR = 14% Non-Interest Bearing Deposits Grow Retail Franchise in TX and CA

Grow Retail Franchise in TX and CA Additional Product Expansion Opportunities: Expand consumer lending Grow small business banking Expand banking services to title insurance agencies and related transactions Offer expanded banking products to professionals Leverage branch network

Grow commercial lending franchise Grow retail franchise in TX and CA Increase fee income Provide distinctive customer service Improved operating efficiency Maintain strong credit and risk standards Strategy We believe the combination of our strategy, management expertise, growing markets and financial strength positions Guaranty to create significant value for shareholders

2004 2005 2006 9/30/2007 YTD** Insurance Commission and Fees 34 48 51 38 Deposit and Alternative Investment Fees 63 65 74 56 Loan and Other Fees 39 45 41 25 Increase Fee Income *Excludes fee income from exited mortgage banking business. Fee Income* ($ in Millions) Diversified and growing fee income CAGR = 5.6% $136 $158 Loan and Other Fees Deposit Fees and Non-Deposit Investment Fees Insurance Commission and Fees $166 **Unaudited. $119

2004 2005 2006 Guaranty 61671 59194 81276 Industry Average 13528 9815 12257 Increase Fee Income 2004 2005 2006 Guaranty 0.062 0.058 0.0612 Industry Average 0.033 0.032 0.029 Annuities and Mutual Funds Deposit Account Penetration Revenue per Licensed Banker Our non-deposit investment program has been very successful Source of Industry Average Data: 2006 Kehrer-ENSI Financial Institution Investment Program Benchmarking Study

Los Angeles Dallas/Ft. Worth 9th largest bank-owned insurance agency in US The largest bank-owned agency based in TX In operation for over 50 years Products: Property and Casualty Group Benefits Risk Management Increase Fee Income Guaranty Insurance is an important source for growing fee income Guaranty Insurance Services, Inc. San Diego Austin San Antonio Houston Sacramento San Francisco Insurance locations

Increase Fee Income Treasury Management Remote Deposit Capital Markets Wealth Management We believe we have significant additional cross sell opportunities

Grow commercial lending franchise Grow retail franchise in TX and CA Increase fee income Provide distinctive customer service Improve operating efficiency Maintain strong credit and risk standards Strategy We believe the combination of our strategy, management expertise, growing markets and financial strength positions Guaranty to create significant value for shareholders

Provide Distinctive Customer Service Successful in satisfying the needs of our customers Retail Customer Attrition Rates Guaranty Bank Industry Source of Industry Data: Council for Financial Competition Customer attrition clients > 1 year Customer attrition clients < 1 year Guaranty Bank 0.12 0.27 Industry 0.15 0.3 Retail Customer Tenure (years) 10 12

Grow commercial lending franchise Grow retail franchise in TX and CA Increase fee income Provide distinctive customer service Improve operating efficiency Maintain strong credit and risk standards Strategy We believe the combination of our strategy, management expertise, growing markets and financial strength positions Guaranty to create significant value for shareholders

Improve Operating Efficiency Remain focused on expense management 2004 2005 2006 9/30/2007 Efficiency Ratio 0.74 0.66 0.65 0.68 74% 66% 65% 68%* *2007 cost increase in part due to transformation expenses.

Grow commercial lending franchise Grow retail franchise in TX and CA Increase fee income Provide distinctive customer service Improve operating efficiency Maintain strong credit and risk standards Strategy We believe the combination of our strategy, management expertise, growing markets and financial strength positions Guaranty to create significant value for shareholders

Maintain Strong Credit and Risk Standards Average charge-off rate (2004 thru Q3 2007): Guaranty = .08% Peers* = .20% $10-50bn BHCs and THCs = .20% Net charge-offs lower than our peers 2004 2005 2006 Guaranty 0.0007 0.0021 0.001 -0.0011 Peers* 0.0023 0.002 0.0019 0.0019 $10-50bn BHCs and THCs 0.0021 0.0017 0.0019 0.0022 Net charge-offs as a percentage of average loans outstanding 09/30/2007** *Peers: ASBC, BOH, BOKF, BXS, CBSH, CFR, CNB, CYN, FCNCA, FMER, FULT, IBOC, STSA, SUSQ, TCB, TSFG, VLY, WBS, and WTNY. **Annualized.

2004 2005 2006 9/30/2007 Guaranty 0.0051 0.0035 0.0027 0.0125 Peers* 0.0043 0.0039 0.0038 0.0046 $10-50bn BHCs and THCs 0.005 0.0045 0.0053 0.009 Maintain Strong Credit and Risk Standards Non Performing loans as a percentage of total loans Recent increase in historically low non- performing loans due to market conditions *Peers: ASBC, BOH, BOKF, BXS, CBSH, CFR, CNB, CYN, FCNCA, FMER, FULT, IBOC, STSA, SUSQ, TCB, TSFG, VLY, WBS, and WTNY. ..85% ..34% ..91% Homebuilder loans

Maintain Strong Credit and Risk Standards Net Interest Margin Despite volatility in interest rates, successfully maintained stable net interest margin 1998 1999 2000 2001 2002 2003 2004 2005 2006 9/30/2007 Guaranty Net Interest Margin 0.0234 0.0251 0.0263 0.0275 0.0238 0.0237 0.0255 0.0258 0.0258 0.0259 Average Fed Funds 0.0538 0.0499 0.0626 0.0387 0.0167 0.0113 0.014 0.0321 0.0496 0.052 45.9 46.9 45

Financial Overview

Earnings ($ in millions) 2004 2005 2006 2007* Net Interest Income after LLP $418 $386 $411 $272 Net Non-Interest Expense (267) (204) (220) (158) Income Before Taxes 151 182 191 114 Income Tax Expense (56) (66) (70) (42) Net Income $95 $116 $121 $72 Return on Average Assets .56% .71% .72% .61% Return on Average Equity 10.00% 11.97% 11.67% 9.31% *nine months ended Sept. 30, 2007, unaudited

Balance Sheet Highlights ($ in billions) 2004 2005 2006 2007* Total Assets $16.1 $17.7 $16.3 $16.5 Loans 9.6 9.8 9.6 9.6 Securities 4.7 6.2 5.4 5.8 Total Liabilities 15.2 16.7 15.2 15.4 Deposits 9.0 9.2 9.5 9.4 FHLB Borrowings 4.7 6.9 5.1 5.1 *As of 9/30/2007, unaudited

Single Family Mortgages Dec-06 Sep-07 SF Mtgs 0.0297 0.052 Outstanding Balances: $1.8 billion Overview No Subprime Original LTV = 71% Avg Credit Score = 722 Average seasoning = 4 years

Mortgage Backed Securities At Issue 10/7/2007 East 0.107 0.144 As of Sept 30, 2007 ($ Billions) Carrying Value Fair Value Agency $1.9 $1.9 Private Issue MBS 3.9 3.8 $5.8 $5.7 Private Issue MBS Adjustable rate All AAA rated Delinquency rates: 10% Avg Original LTV = 76% Avg Original Credit Score = 709 Significant, and growing subordination levels provide protection from credit losses

Nonperforming Assets Dec-06 Mar-07 Jun-07 Sep-07 Residential Mortgage 18.19 22.993 23.029 30 Other 13 12.342 13.08 12 Homebuilder (Private) 88

Homebuilder Portfolios As of Sept 30, 2007 National Approximately half secured Borrowing base Private Primarily secured Policy limits Land Max. 50% Original LTV Lots Max. 75% Original LTV Houses Max. 80% Original LTV Guarantees National Private National Homebuilders 0.3 1.5

Secured Homebuilder Portfolios As of September 30, 2007 ($ in millions) Houses Land/Lots & Other Total % of Total Northern & Central-CA 129 188 317* 22% Other California 102 164 266 18% Texas 123 26 149 10% Florida 64 62 126 9% Other 292 321 613 42% 710 761 1,471 100% % of total secured homebuilders 48% 52% 100% *Represents approx. 3% of total loans.

Capital Guaranty Bank as of October 2007 Guaranty Bank pro forma at December 31, 2007 Peers* as of September 30, 2007 OTS Well Capitalized Standard Total Risk-Based Capital Tier 1 Risk-Based Capital Tier 1 (Core) Capital (Leverage) 10% 6.0% 5.0% 10.8% 11.3% 11.9% 7.8% 8.0% 8.1% 10.0% 10.0% 10.0% 5.9% 6.1% 6.6% TCE/TA *Peers: ASBC, BOH, BOKF, BXS, CBSH, CFR, CNB, CYN, FCNCA, FMER, FULT, IBOC, STSA, SUSQ, TCB, TSFG, VLY, WBS, and WTNY.

Creating Value For Shareholders Summary Long, Successful Track Record in Commercial Lending Great Markets Experienced, Cohesive Management Team It's a New Day We believe Guaranty is uniquely positioned to maximize shareholder value